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                                                                       EXHIBIT 1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-48104, No. 33-58106, No. 333-44631, No.
333-95743, and No. 333-121275) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of our report, dated June 22, 2005, appearing in this Annual Report on Form 11-K, of the Baldwin Technology Profit Sharing and Savings Plan for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP
---------------------------
    McGladrey & Pullen, LLP

New Haven, CT
June 28, 2005

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